[ EXHIBIT 99.3  -  AGREEMENT ]


                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement of Purchase and Sale of Assets (herein, "Agreement") is made between Franklin Lake Resources Inc. ("Buyer"), a Nevada corporation, and Xenolix Technologies, Inc. ("Seller"), a Nevada Corporation, upon the terms and conditions set out herein below.

Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and conditions of this Agreement, the assets of Seller specified below in exchange for the shares and warrants to purchase shares of Buyer's common stock as described below ("Transaction").

Accordingly, the parties agree as follows:

1.   Transfer of Assets.

     Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase and accept from Seller the asset, specified below:

     (a)  Specific Equipment.

                                   Date of
  Name of Equipment                Purchase                Cost         Accum.          NBV
  -----------------                --------                ----         ------          ---

  Attritor                         3/31/99      7 SL    34,000.00     12,140.00      21,860.00
  Fork Lift                        3/31/99      7 SL     1,500.00        535.00         965.00
  Water Cooler                     8/01/99      7 SL    25,000.00      8,627.00      16,373.00
  Material Handling Equipment      4/10/99      7 SL    19,088.91      6,815.00      12,273.00
  Spectrex                         4/25/01      7 SL     5,140.00        734.00       4,406.00
  Reactor                          8/07/01      7 SL    17,500.00      2,500.00      15,000.00
  Large Filter Press               5/18/00      7 SL    28,220.82      6,048.00      22,172.82
  Kiln                             5/25/00      7 SL     1,589.00        341.00       1,248.00
  Small Filter Press               8/30/00      7 SL     6,824.32      1.950.00       4,874.32
  Mixers2                          6/13/00      7 SL     3,900.00        836.00       3,064.00
  Air Compressor                   6/27/00      7 SL     9,878.00      2,117.00       7,761.00
                                                        ----------  ------------   ------------
  Total                                                152,641.05     42,643.00     109,998.05

(Note: The reactor is being acquired pursuant to a lease-purchase agreement on which there is a balance due of approximately $4,300. Seller will pay this balance due prior to closing.)(99ale due of approximately $4,300.

     (b) Other Equipment. All other parts, supplies, and similar items owned by the Seller and used in connection with the Specific Equipment described in subparagraph. The ownership and/or title of all such "Specific Equipment" is to be vested in the name of Buyer (FKLR).


     (c) Inventories. All inventories of raw materials, work in progress, and finished product.


     (d) Intellectual Property. All patents, patent applications, copyrights, trade and service marks, trade secrets, processes, proprietary processes licenses, royalty rights, and similar items related to the business, as specified below. Buyer acknowledges that it has been working with Seller's chief scientist, Dr. Alvin Johnson ("Johnson," including, unless the context indicates to the contrary, his associates Lester Price and Dudley Roberson) for approximately two weeks as part of its due diligence by reviewing the Seller's technology. Such review did not include an independent chain of custody process, which must be completed and the results sold to a refinery of Buyer's choice. The Buyer was unable to perform a thorough testing process because the process was initially in control of Johnson.

     (e) Therefore, the Buyer anticipates the maximum length of time an independent chain of custody - due diligence inquiry leading to the commercial production and sales of gold, platinum, and palladium will not exceed six months from the date of signing of this agreement. The criteria of such success is defined as Seller being able to sell product to a designated refinery, which will purchase the finished products of Au, Pt, Pd, at a net profit to Buyer. Upon failure to be able to do so, the warrants to be issued pursuant to Section 2(b) and
          (c) of this Agreement would then be canceled. Further, the issuance of two warrants: one warrant for six months and another for twelve months (both as described in Section 2 of this Agreement) (See exchange of shares); is based upon the full and exclusive cooperation of Dr. Alvin Johnson and his team (Viz, Robinson, and Price), along with the Buyers technical team. Upon completion of successful due diligence the six months warrants would be vested and have an exercise period not less than forty-five days from the successful completion of the due diligence.

          Johnson has been issued two patents by the United States Department of Commerce Patent and Trademark Office (the "Patents") based upon its research and development efforts to date, which Patents have been assigned to Seller and will be further assigned to the Buyer as part of the Intellectual Property being purchased. The first patent, Patent No. 6,131,835, was for a " Methods For Treating Ores" that was made from refractory ore containing gold, silver and platinum group metals. The first patent was broadly based since the patent provides protection for the "Treated Ores" containing precious metals regardless of the method of producing the "Treated Ore". The second patent, Patent No. 6,131,836, is somewhat narrower in scope since it is for a specific method of producing the "Treated Ores" that is covered in the first patent.

          Seller represents and warrants that no person other than Seller has any interest in any item of Intellectual Property.

          Seller agrees to provide Buyer with copies of all items of intellectual property described above and, if an item is not in a form to be copied (such as a process largely in the minds of one or more individuals), to provide Buyer with a description sufficient to give Buyer a reasonable understanding of the item. Such copies and information shall be given to Buyer within five business days of execution of this Agreement. Buyer shall have the continued exclusive cooperation of Dr. Al Johnson after receipt of such information to review it and determine to its reasonable satisfaction, whether such information meets Buyer's understanding of what such information would be based on prior meetings and telephone calls with representatives of Seller. If, during such review, Buyer has questions or determines that additional information is required, it will contact Seller promptly and Seller will respond as quickly as practicable. As soon as Buyer determines that it is satisfied with the information it has received, it will so inform Seller by written notice.

     (f) Liens on Assets. If any asset is subject to a lien or other security interest or debt, it shall be removed before being transferred to Buyer.

     (g) Property Not Sold. Seller's property which is not being sold and tansferred to Buyer in this Transaction consists solely of cash on hand at the execution of this agreement in the amount under $50,000, a non recourse note receivable in the amount of $610,629, and the Seller's Winslow Processing Plant, the title to which is being held by a third party trustee. Any cash or other consideration received by Seller from the sale of its product or any other property after execution of this Agreement shall be transferred to Buyer as part of this Transaction, pursuant to section 1 (c).


     (h) Liabilities Not Assumed. Buyer will not assume any liabilities of Seller. Seller remains fully responsible for all of its outstanding obligations on the date of closing, including but not limited to, ordinary bills payable for operating and administrative items, utility charges, rent, employee compensation and benefits, governmental fees, charges, penalties and similar obligations, and taxes of all types, federal, state and local, income, property/ad valorem, excise and payroll. Xenolix agrees to assume certain obligations, which are due to Richard Baker.


2.   Exchange of Shares.

     As payment for, and in consideration of the transfer of the Assets to Buyer, Buyer shall deliver to Seller at the Closing the items specified in subparagraphs (a) through (c) subject, however to the provisions of subparagraphs (d) through (g) below:

     (a) A certificate for 1,201,657 shares of Buyer's common stock, registered in the name of Seller; [t what point may this certificate be "broken up" and the shares distributed to Xenolix shareholders?]

     (b) A warrant to buy 1,201,657 shares of Buyer's common stock at the Strike Price within a six month period, beginning on the Agreement Date (which period will be extended by Buyer if the due diligence is successfully concluded as set out in Section 1(e), so that the warrant holder has a minimum 45 days to exercise the warrant from the date Buyer gives notice to Seller of such successful conclusion.

     (c) A warrant to buy 1,201,657 shares of Buyer's common stock at the Strike Price within a period of 12 months, beginning on the Agreement Date.

     (d) It is further agreed that the warrants in (b) and (c) will be put into escrow, the holder to be selected by Buyer and Seller, until Buyer has completed its due diligence, as provided in this Agreement. If the process does not yield a production of Gold, Platinum, and Palladium that can be sold to the designated refinery at a net profit to the Buyer, Buyer has the right to cancel the warrants.

     (e) "Insider Shares" from the initial shares, will be restricted for up to 14 months from Filing Date or until the date that Xenolix has complied with the requirements of the Arizona Corporation Commission regarding the completion of its rescission offer, whichever date is earlier. The remaining number of initial shares 1,201,657 will become free trading after the proper registration period.


     (f) For purpose of this section 2, (i) the term "Strike Price" means the average closing price of Buyer's stock on ten business days preceding the execution of this agreement, and (ii) the term "Filing Date" means the date a Registration Statement for the registration of shares to be issued by Buyer to Seller in Section 2(a) is filed with the Securities and Exchange Commission ("SEC"). Buyer agrees to file such Registration Statement as soon as practicable.


3.   Representations and Warranties of Sellers.

     Seller represents and warrants that, it has valid ownership of all assets described in section 1, and that it owns all such assets free and clear of liens or claims by third parties.

4.   Buyer represents and warrants that:


     (a) Organization. It is a corporation duly continued from Canada, now redomesticated and validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated.


     (b) Capital Structure. The authorized capital stock of Buyer consists of 45,000,000 shares of common stock, having a par value of $0.001 per share, and 5,000,000 shares of preferred stock, having a par value of $0.001 per share. No preferred shares have been issued. Of the common shares, 6,396,333 shares have been duly issued and are outstanding. There are also outstanding options to purchase 3,927,000 shares and warrants to purchase 74,500 shares.

     (c) Financial Statements. Exhibit B to this Agreement sets forth audited financial statements of Buyer for the fiscal years ended October 31, 2001, and October 31, 2000.


5.   Seller's Obligations before Closing.

     Buyer's Access to Premises and Information Buyer, including any agents it may appoint, shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Seller's business. Seller shall furnish to Buyer and its agents all data and information concerning the business, finances, and properties of Seller that Buyer may reasonably request. Seller shall also allow Buyer full access to Seller's processes, plant and other property, equipment, and inventories of raw and processed material.

6.   Buyer's Obligation Before Closing.


     Business Information of Seller. Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, and other representative will hold in strict confidence, and will not use to the detriment of Seller, all information with respect to the business of Seller obtained in connection with this Transaction or this Agreement, except insofar as it may be required by law, to be made public by means of a filing with the SEC or other governmental office, and if the Transaction contemplated by this Agreement is not consummated, Buyer will return to Seller all documentation and written information received from Seller in connection with this Transaction. Whether or not the Closing takes place. Seller waives any cause of action, right, or claim arising out of the access of Buyer or its agents to any trade secrets or other confidential business of Buyer or its agents to any trade secrets or other confidential business information of Seller from the date of this Agreement until the Closing Date except for the intentional competitive misuse by Buyer or its agents of such trade secrets or other confidential business information. some question as to whether the Board

7.   Conditions Precedent to Buyer's Performance.

     (a) In General. The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this section 7. Buyer may waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies at law under this Agreement.

     (b) Seller's Certificate. Buyer shall have received a Certificate from Seller executed by its chief executive officer , as of the Closing Date, in form and substance satisfactory to Buyer, that :


          1) This Agreement has been duly and validly authorized by Seller's board of directors and, when executed and delivered by Seller, will be valid and binding and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. [As noted infra, the Company will have to obtain shareholder consent to make this statement.] 2) With respect to the assets in Section 1
               (a)-(e), Seller has good title to each asset for which ownership is evidenced by a title, each asset (such as a patent) which is created by authority of a governmental agency was validly issued and remains valid and in good standing, all contract rights (such as licenses) are valid and enforceable according to their terms, and all other assets are validly owned and not subject to claims by any third party. [This is subject to all of the qualifications previously noted regarding this point.]

     (c) Corporate Approval. The execution of this Agreement by Seller and the performance of its covenants and obligations under it shall have been duly authorized by all necessary corporate action, including, but not limited to, written consent by a majority of seller's shareholders, upon which this agreement is expressly made contingent. Such consent must be obtained and notice thereof given to Buyer within 3 days of the date of this Agreement.

     (d) Consent. Seller certifies that it does not require the agreements or consents of any third party to he consummation of the Transaction or otherwise pertaining to the matters covered by this Agreement other than the written consent of a majority of its shareholders in (c).

     (e) Form of Documents. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

8.   Conditions Precedent to Seller's Performance.

     (a) In General. The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. Seller may waive any of these conditions in whole or in part; provided, however, that no such waiver shall constitute a waiver by Seller of any of its other rights or remedies, at law, if Buyer is in default of any of its representations, warranties, or covenants under this Agreement.

     (b) Accuracy of Buyer's Representation and Warranties. All representation and warranties by Buyer in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such representation and warranties were made on as of that date.

     (c) Opinion of Buyer's Counsel. Buyer shall have furnished Seller with an opinion, dated the Closing Date, of counsel for Buyer, in form and substance satisfactory to Seller o the effect that:


          (1) Buyer is a corporation duly continued, validly existing, and in good standing under the laws of Nevada and has all requisite corporate power to perform its obligations under this Agreement;


          (2) All corporate proceedings required by law or by this Agreement to be taken by Buyer on or before the Closing Date, in connection with the execution of this Agreement and the consummation with the Transaction, have been duly taken;

          (3) Buyer has the corporate power and authority to acquire the Assets for the consideration set forth in this Agreement;

          (4) Every consent, approval, authorization, or order of any court or governmental agency or body required for the consummation by Buyer of the Transaction has been obtained and will be in effect on the Closing Date;


          (5) The shares of Buyer's common stock to be issued under this Agreement, will be validly issued, fully paid, nonassessable, and in full compliance with all federal and state securities laws; and


          (6) The consummation of the Transaction does not violate any provision of any charter, bylaw, or resolution of Buyer or any indenture, agreement, judgment, or order to which Buyer is a party or by which Buyer is bound.

9. The Signing Date and Closing Date. The Signing shall take place by Tuesday, April 9, 2002 at 5:00 P.M. and the Closing, with Seller's shareholders approval by Monday April 15, 2002 at 5:00 P.M. PDT.

     (a) Seller's Obligation at Closing. At the Closing, Seller shall deliver to Buyer:


          (1) Instruments of assignment and transfer of all of the Assets which are the subject of the transaction.


          (2) Simultaneously with the consummation of the transfer, Seller will surrender to Buyer full possession and enjoyment of Assets to be conveyed and transferred by this Agreement. Seller, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer.

     (b) Buyer's Obligation at Closing. At the Closing, Buyer shall deliver to Seller, a certificate representing the total number of shares of Buyer's common stock to be issued and delivered under Section 2(a), and shall deliver to the Trustee the warrants described in Section 2
          (b) and (c).

     (c) A copy of the warrant agreement and a specimen of the warrant are attached as exhibit I and II.

10.  Selling Parties' Obligations after Closing.

     (a) Seller's Indemnity. Seller shall indemnify, defend, and hold harmless Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, interest, penalties, and reasonable attorneys' fees, that Buyer shall incur or suffer, that arise, result from, or relate to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants, or agreements in this Agreement.

     (b) Confidential information. Buyer acknowledges that it has obtained and will obtain information from Seller that Seller deems confidential and that Seller believes would be harmful to Seller if it became known to Seller" competitors. Buyer agrees to keep nay-such information confidential and agrees that this provision will survive and continue in full force and effect whether or not the Transaction is consummated.

     (c) Seller's Association with Buyer. Seller agrees that after the Closing Date it shall not use or employ in any manner directly or indirectly, Buyer's name or any words that indicate that it is in some way affiliated with Buyer, nor will Seller in any way make use of any asset described in section 1(a)-(e).

11.  Buyer's Obligation after Closing.

     Buyer agrees to indemnify and hold harmless Seller against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities it may incur by reason of Buyer's breach of or failure to perform any of its warranties, guarantees, commitments, representation or covenants in this Agreement, or by reason of any act or omission of Buyer after the Closing Date that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability to Seller under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties, and liabilities under this Agreement.

12.  Public Information

     All filings required to be made with governmental authorities, all notices to third parties, and all other items of public information concerning the Transaction shall be coordinated between Buyer and Seller to the extent practicable under the circumstances, each party shall give the other advance notice of all such filings, notices, and other item. Nothing herein shall prevent either party from taking any action that it is recommended to take by its legal counsel.

13.  Finder's or Broker's Fees.


     Each party represents and warrants that is has not dealt with any broker or finder nor any other third party in connection with the Transaction, and, as far as it knows, no broker nor other person is entitled to any commission or finder's fee or compensation of any nature whatsoever in connection with the transaction.


14.  Miscellaneous Provisions.

     (a) Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making it.

     (b) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person other than the parties to it and their respective successors and assigns, nor to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor to give any third person any right of subrogation or action against any party to this Agreement.

     (c) Specific Performance and Waiver of Rescission Rights. Each party's obligations under this Agreement are unique. If either party should default in its obligations under this agreement, the parties acknowledge that it would be impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue for specific performance, and the parties expressly waive the defense that a remedy in damages will be adequate.

     (d) Recovery of Litigation Costs. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled.

     (e) Conditions Permitting Termination. On the Closing Date, but subject to paragraph (f) either party may terminate this agreement, without liability to the other:

          (1) If any bona fide action, arbitration or other proceeding shall be pending against either party on the Closing Date that could result in an unfavorable order that would prevent or make unlawful the performance of this Agreement;

          (2) If any governmental authority shall have objected at or before the Closing Date to this Transaction or to any other action required by or in connection with this Agreement.[

     (f) Defaults Permitting Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants, or agreements under this Agreement, the nondefaulting party may on the Closing Date give notice of termination of this Agreement, in the manner provided in section 14 (e). The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five days after the Closing Date, unless the specified default or defaults have been cured on or before this effective date.

     (g) Nature and Survival of Representations and Obligations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

     (h) Notices. All notices and other communications under this Agreement, including a change of address, shall be in writing and shall be deemed to have been duly given on the date of receipt if delivered personally or by fax or on the second business day after mailing if mailed by first class mail, registered or certified, postage prepaid, and addressed as follows:

                        To Buyer:
                        --------

                  FRANKLIN LAKE RESOURCES INC.
                  ATTN. Father Gregory Ofiesh, President.
                  172 Starlite Street
                  South San Francisco, California 94080

                  FAX: (650) 588-5869     Tel : (650) 588-0425

                        To Seller:
                        ---------

                  XENOLIX TECHNOLOGIES, INC.
                  ATTN. Austin Lett. President.
                   86 Summit Ave. Suite 200
                  Summit, New Jersey 07901

                  FAX: (908) 277-2461  Tel: (908) 277-3022

     (i)  Governing Law. This Agreement shall be governed by the laws of Nevada.

     (j) This Agreement shall be executed by the officers of the parties as provided below. In addition, each party shall provide the other with the written consent to the Transaction by all its directors.





IN WITNESS WHEREOF, The parties to this Agreement have duly executed it as of _____________, 2002.

BUYER:                             SELLER:
FRANKLIN LAKE RESOURCES INC.       XENOLIX TECHNOLOGIES, INC.


By:                                By:
---------------------------------  --------------------------------
Father Gregory Ofiesh              Austin Lett
President                          President


By:                                By:
---------------------------------  --------------------------------
Peter K. Boyle                     James C. Lanshe
Secretary                          Secretary